Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of FNB United Corp.
Asheboro, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-144132 on Form S-8 of FNB United Corp. our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the CommunityOne 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 27, 2013